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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    Form 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934



       Date of Report  (Date of earliest event reported) -- July 12, 1996


                                 MAPCO INC.
                   ---------------------------------------
           (Exact name of registrant as specified in its charter)



     Delaware                        1-5254                 73-0705739
- ------------------             -----------------          ---------------
(State or other                   (Commission             (I.R.S. Employer
jurisdiction of                  File Number)             Identification No.)
incorporation)


                         1800 South Baltimore Avenue
                                 Tulsa, Oklahoma                       74119
- --------------------------------------------------------------------------------
                      (Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code           (918) 581-1800
                                                             --------------


                                 Not Applicable
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

        On July 12, 1996, MAPCO Inc. issued the following press release:

                   MAPCO INC. ANNOUNCES SALE OF COAL SEGMENT

Tulsa, Oklahoma, July 12, 1996: MAPCO Inc.(NYSE/MDA) announced today that it has executed a final agreement for the sale of 100% of its Coal segment to The Beacon Group Energy Investment Fund, L.P. The transaction is anticipated to close within the next 30 days. Under the agreement MAPCO retains the opportunity to participate in coal-related projects currently under consideration in Indonesia.

The company also reported that second quarter results will reflect a non-cash charge relative to the Coal divestiture of approximately $47 million after
taxes, or $1.63 per share.   This charge will be partially offset by Coal
segment earnings through the closing date, which will be retained by MAPCO under the sales agreement.

Commenting on the sale, James E. Barnes, MAPCO's Chairman, President and Chief Executive Officer, said: "Completion of the Coal divestiture is a major step in our strategic plan to focus MAPCO's financial resources on initiatives within our core Natural Gas Liquids and Petroleum businesses. MAPCO is aggressively pursuing opportunities to become the leading marketer of products and services in targeted energy markets. The recently announced joint venture with Rexene Corporation, which will promote our ability to market gas liquids in the southwestern United States, Northern Mexico and on the Gulf Coast, reflects this strategy."

The company indicated that an announcement concerning use of proceeds from the Coal sale would be made in the near future.

The Beacon Group, a private investment firm in New York, manages The Beacon Group Energy Investment Fund, L.P., a $658 million equity limited partnership focused on strategic investments in the energy industry. In addition, it manages The Beacon Group III-Focus Value Fund, L.P. and provides strategic advisory services to public and private companies.

MAPCO is a diverse energy company whose principal businesses are conducted by two operating subsidiaries. MAPCO NATURAL GAS LIQUIDS operates natural gas liquids and ammonia pipelines, fractionation and storage facilities and produces and markets natural gas liquids. MAPCO PETROLEUM operates refineries and retail marketing networks through the Mid-South and Alaska systems.

MAPCO press releases are also available through the Internet:
http//www.mapcoinc.com

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                                     # # #

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         None.





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                                   SIGNATURES



                 Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      MAPCO INC.



                              By:       /s/ James N. Cundiff
                                      ---------------------------
                              Name:   James N. Cundiff
                              Title:  Assistant General Counsel and
                                      Assistant Secretary




Date:  July 16, 1996





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